                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-62168

                                  ENRON CORP.
                 ZERO COUPON CONVERTIBLE SENIOR NOTES DUE 2021

                          PROSPECTUS SUPPLEMENT NO. 2

                              DATED AUGUST 15, 2001

                       TO PROSPECTUS DATED JULY 18, 2001
                               ------------------
     The selling securityholders table on page 43 of the prospectus, as previously supplemented, is further amended by this supplement no. 2 to include additional entities as selling securityholders and to update the current amounts of securities held by certain securityholders previously listed.

                                           PRINCIPAL AMOUNT AT
                                            MATURITY OF NOTES                    NUMBER OF SHARES
                                           BENEFICIALLY OWNED    PERCENTAGE OF   OF COMMON STOCK    PERCENTAGE OF
                                               THAT MAY BE           NOTES         THAT MAY BE       COMMON STOCK      MATERIAL
                  NAME                         SOLD HEREBY        OUTSTANDING     SOLD HEREBY(1)    OUTSTANDING(2)   RELATIONSHIP
                  ----                     -------------------   -------------   ----------------   --------------   ------------
Conseco Annuity Assurance - MultiBucket
  Annuity Convert. Bond Fund.............     $  8,000,000           0.42%           46,052.00              *            None
Credit Lyonnais Securities (USA) Inc.....       12,500,000           0.66            71,956.25              *            None
First Union International Capital
  Markets, Inc...........................       40,000,000           2.10           230,260.00              *            None
Granville Capital Corporation............        4,500,000           0.24            25,904.25              *            None
UBS AG London Branch.....................      250,000,000          13.10         1,439,125.00              *            None
UBS Wasburg LLC..........................          800,000           0.04             4,605.20              *            None